                                                                      EXHIBIT 21


                                 SUBSIDIARIES
                                 ------------

                                                                               Jurisdiction of
Name                                    Ownership                              Incorporation
----                                    ---------                              -------------
3048568 Nova Scotia Company             100% owned by
                                        Aerofin Corporation                    Nova Scotia

AP Venture Corp. III                    100% owned by
                                        Ampco-Pittsburgh Corporation           Delaware

Aerofin Corporation                     100% owned by
                                        Ampco-Pittsburgh Securities V
                                        Corporation                            New York

Ampco NCII Sub, Inc.                    100% owned by
                                        New Castle Industries, Inc.            Delaware

Ampco-Pittsburgh Securities             100% owned by
 III Corporation                        Ampco-Pittsburgh Corporation           Delaware

Ampco-Pittsburgh Securities             100% owned by
 V Corporation                          Ampco-Pittsburgh Corporation           Delaware

Ampco UES Sub, Inc.                     100% owned by
                                        Union Electric Steel Corporation       Delaware

Atlantic Grinding & Welding, Inc.       100% owned by
                                        Ampco NCII Sub, Inc.                   Pennsylvania

Bimex Industries, Inc.                  100% owned by
                                        Ampco NCII Sub, Inc.                   Delaware

Buffalo Air Handling Company            100% owned by
                                        Ampco-Pittsburgh Corporation           Delaware

Buffalo Pumps, Inc.                     100% owned by
                                        Ampco-Pittsburgh Corporation           Delaware

F. R. Gross Co., Inc.                   100% owned by
                                        Ampco-Pittsburgh Securities
                                        V Corporation                          Pennsylvania

Keystone Rolls Company                  100% owned by
                                        Ampco NCII Sub, Inc.                   Pennsylvania

New Castle Industries, Inc.             100% owned by
                                        Ampco UES Sub, Inc.                    Pennsylvania

                             SUBSIDIARIES (Cont')
                             --------------------

                                                                               Jurisdiction of
Name                                    Ownership                              Incorporation
----                                    ---------                              -------------
Union Electric Steel Corporation        100% owned by
                                        Ampco-Pittsburgh Securities
                                        V Corporation                          Pennsylvania

Union Electric Steel B.V.B.A.           100% owned by 3048568
                                        Nova Scotia Company                    Belgium

Union Electric Steel (UK) Limited       100% owned by Ampco UES
                                        Sub, Inc.                              England

The Davy Roll Company Limited           100% owned by Union
                                        Electric Steel (UK) Limited            England


        The financial statements of all subsidiaries have been consolidated with those of the Corporation. Names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

                                       2